

P
R
O                               RESOURCE PROCESSING GROUP, INC.
X            This Proxy is Solicited on Behalf of the Board of Directors
Y
                               Special Meeting, [     ], 1998

The undersigned shareholder of Resource Processing Group, Inc., hereby revoking all previous proxies, hereby appoints [       ]
and [       ] and either of them, the attorney or attorneys and proxy or proxies of the undersigned, with full power of
substitution, to attend the Special Meeting of Shareholders of Resource Processing Group, Inc. to be held [        ], 1998, at
[         ] local time, at [        ] and at any adjournments thereof, and to vote all shares of Resource Processing Group, Inc.
that the undersigned shall be entitled to vote at such meeting. Said proxies are instructed to vote on the matters set forth in the Proxy Statement/Prospectus as specified below.

1.              To approve the Merger Agreement dated as of March 9, 1998, providing for the merger of Resource Processing Group,
                Inc. with and into CFC Merger Sub, Inc., a wholly-owned subsidiary of Carolina First Corporation, and, in connection therewith, the conversion of each share of common stock of Resource Processing Group, Inc. into the right to receive
                $1.237 and certain contingent consideration payable in shares of CFC common stock, subject to the terms and conditions of the Merger Agreement.


FOR             |_|                      AGAINST             |_|                           ABSTAIN       |_|

2.              In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THIS PROXY, WHEN PROPERLY SIGNED AND DATED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL
BE VOTED FOR PROPOSAL NUMBER 1 AS SPECIFIED ABOVE.

Please sign exactly as name appears on stock certificate. When signing as attorney, administrator, trustee, guardian or agent, please indicate the capacity in which you are acting. If stock is held jointly, signature should appear for both names. If more than one trustee, all should sign. If stock is held by a corporation, please sign in full corporate name by authorized officer and give title of office. This Proxy may be revoked any time prior to its exercise.

Dated:       ______________________, 1998
                                                                 Print Name (and title if appropriate)


                                                                 Signature__________________________________


                                                                 Print Name (and title if appropriate)


                                                                  Signature____________________________________


PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                     II-13